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                                                                   EXHIBIT 10.45


                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of April 1, 1999 (the "Effective Date") by and between GENE LOGIC, INC., a Delaware corporation (the "Company") and Y. DOUGLAS DOLGINOW, M.D., a Maryland resident ("Dolginow"). This Agreement supersedes the agreement of July 1, 1998, and that earlier agreement is hereby terminated by mutual assent with no further obligations owing to either party under that agreement.

                                    RECITALS

        The Company desires to secure the service of Dolginow and Dolginow desires to perform such services for the Company on the terms and conditions as set forth in this Agreement.

        NOW, THEREFORE, in consideration of these premises and the mutual promises and conditions contained in this Agreement, the parties hereto hereby agree as follows:

        1. Employment and Duties. Subject to the terms and conditions of this Agreement, the Company shall employ Dolginow as a Senior Vice President of the Company and Dolginow hereby accepts such employment and such positions. Dolginow shall devote his full time, ability, attention, knowledge and skill to performing all duties as Senior Vice President of the Company as lawfully assigned or delegated to him by the Chief Executive Officer of the Company.

        2. Base Salary. In consideration for Dolginow's services to the Company during the term of his employment under the Agreement, beginning with the Effective Date of this Agreement, Dolginow shall receive salary at a rate equal to an annualized salary of $250,000 for 1999. Thereafter, Dolginow shall receive a salary in such amounts, whether greater or lesser, as may be mutually agreed upon by Dolginow and the Company. Base salary shall be paid in equal, semi-monthly installments from which the Company shall withhold and deduct all applicable federal and state income, social security, disability and other taxes as required by applicable laws.

        3. Stock Option. On the Effective Date of this Agreement, or as soon as practicable thereafter, the Company will grant Dolginow an option to purchase an additional 100,000 shares of the Company's Common Stock. Such option shall be issued under and subject to the Gene Logic, Inc. 1997 Equity Incentive Plan (the "Plan"). The exercise price per share under such option shall be equal to the Fair Market Value of a share of the Company's Common Stock as of the grant date of the option, as determined under the Plan. Such option shall be an Incentive Stock Option as defined under the Plan to the greatest extent permitted under the Plan and the remaining portion shall be a Nonstatutory Stock Option as defined under the Plan. The option shall be exercisable in accordance with the schedule established by the Company's Board of Directors for the Plan. The option will be subject to vesting at a rate of 1/48th each month for 48 months,


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beginning on its grant date. The option shall be subject to such other terms and conditions as are set forth in the form of Stock Option Agreement and Stock Option Grant Notice as are attached hereto.

        4.     Additional Compensation and Benefits.

               4.1 Annual Performance Bonus. During each calendar year while this Agreement remains in force, commencing in 1999, Dolginow shall receive, in addition to the base salary specified in Section 2, above, an annual performance bonus of $25,000 based upon the achievement of goals and successful attainment of objectives as mutually agreed by Dolginow and the Chief Executive Officer of the Company.

               4.1A   Incentive Bonus. As further incentive to Dolginow to
remain employed by the Company through the original term of this Agreement, Dolginow shall receive an annual incentive bonus of $41,666 payable at the anniversary of the Effective Date of this Agreement. This bonus shall be payable only if Dolginow remains actively employed on the anniversary date (or, in the case of the final year of the original term, on the last day immediately preceding the anniversary date), except as provided below in this Paragraph 4.1A. Should Dolginow's employment be terminated by the Company without cause, the unpaid incentive bonus for the remainder of the original term of this Agreement shall be paid to him within a reasonable period of time following his termination.

               This incentive bonus shall not continue past the original term of this Agreement. Should this Agreement be renewed under the provisions of Paragraph 6 below the incentive bonus shall not be applicable and the Company shall not be obligated to pay any more incentive bonus.

               4.2 Medical Benefits, Vacation and Sick Leave. Dolginow shall be entitled to participate in such medical, health and life insurance plans as the Company may from time to time implement, and to receive twenty-eight (28) days of paid vacation per year and sick leave on the same basis as the Company's other senior executives. This paid time off will be prorated depending on actual start date to accrue at 2.33 days per month.

               4.3 Pension Plan. Dolginow shall be entitled to participate as a beneficiary under such pension plan(s) as the Company may from time to time adopt, on the same basis as the Company's other senior executives.

        5. Confidentiality and Proprietary Inventions Agreement. Upon the commencement of the term of this Agreement, Dolginow shall enter into the Company's standard form of agreement relating to the treatment of the Company's confidential information and ownership of proprietary inventions.



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        6.     Term of Employment. Subject to the provisions of Section 7, the term of the employment engaged by this Agreement shall be a period of four (4) years commencing on the mutually agreed upon start date and ending four (4) years later, whereupon the term shall automatically renew for successive one (1) year periods unless one of the parties to the Agreement shall have given notice of its intention to terminate the Agreement not later than ninety (90) days prior to the end of such initial term or any such renewal term.

        7.     Termination of Employment.

               7.1 For Cause. The Company may terminate this Agreement, effective immediately upon written notice to Dolginow, if at any time, in the reasonable opinion of the Company's Board of Directors, (a) Dolginow commits any material act of dishonesty, fraud or embezzlement with respect to the Company or any subsidiary or affiliate thereof, (b) is convicted of a crime of moral turpitude, or (c) breaches any material obligation under this Agreement. The Company's total liability to Dolginow in the event of termination of Dolginow's employment under this Subsection 7.1 shall be limited to the payment of Dolginow's salary and benefits through the effective date of termination.

               7.2 Without Cause. Should the Company terminate this Agreement without cause within two years of the Effective Date of this Agreement, the Company shall pay to Dolginow as severance pay an amount equal to one year of Dolginow's salary including bonus for that calendar year during which the termination becomes effective, in addition to such other compensation to which Dolginow may be entitled prior to the date of termination. Should the Company terminate this Agreement without cause more than two years from the Effective Date of this Agreement, the Company shall pay to Dolginow as severance an amount equal to one-half of Dolginow's salary including his bonus or an amount in accordance with a Company-wide severance plan applicable to Senior Vice Presidents (if such a plan is in effect), whichever is greater.

               7.3 By Dolginow. Dolginow reserves the right to terminate his employment hereunder for any reason upon thirty (30) days' written notice to the Company. The Company's total liability to Dolginow in the event of termination of Dolginow's employment under this Subsection 7.3 shall be limited to the payment of Dolginow's salary and benefits through the effective date of termination and the provisions of Subsection 7.2 shall not apply.

        8.     Miscellaneous.

               8.1 Modification. Any modification of this Agreement shall be effective only if reduced to writing and signed by the parties to be bound thereby.

               8.2 Entire Agreement. This Agreement constitutes the entire agreement between the Company and Dolginow pertaining to the subject matter hereof



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and supersedes all prior or contemporaneous written or verbal agreements and understandings between the parties in connection with the subject matter hereof.

               8.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and effect without begin impaired or invalidated in any way.

               8.4 Waiver. The parties hereto shall not be deemed to have waived any of their respective rights under this Agreement unless the waiver is in writing and signed by the waiving party. No delay in exercising any right shall be a waiver of such right nor shall a waiver of any right on one occasion operate as a waiver of such right on a future occasion.

               8.5 Costs of Enforcement. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, each party shall initially bear its own costs and legal fees associated with such action or proceeding. The prevailing party in any such action or proceeding shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

               8.6 Notices. All notices provided for herein shall be in writing and delivered personally or sent by United States mail, registered or certified, postage paid or by Federal Express, addressed as follows:

               To the Company:  Gene Logic, Inc.
                                708 Quince Orchard Road
                                Gaithersburg, MD  20878

               To Dolginow:     Y. Douglas Dolginow, M.D.
                                12307 Stoney Creek Road
                                Potomac, MD  20854

Or such other addresses as either of such parties may from time to time designate in writing. Any notice given under this Agreement shall be deemed to have been given on the date of actual receipt, or, if not received during normal business hours, on the next business day.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers or agents as of the date first written above.


"Company"                               "Employee"

GENE LOGIC, INC.




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a Delaware corporation                  /s/ Y. Douglas Dolginow, M.D
                                        -------------------------------------
                                        Y. Douglas Dolginow, M.D.

By: Mark D. Gessler
    Mark D. Gessler
    President and Chief Operating Officer
















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